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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            --------------------


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 21, 1997


                             TATHAM OFFSHORE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


                0-22892                                  76-0269967
        (COMMISSION FILE NUMBER)            (I.R.S. EMPLOYER IDENTIFICATION NO.)


               600 TRAVIS
               SUITE 7400
             HOUSTON, TEXAS                                 77002
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (713) 224-7400


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ITEM 5.  OTHER EVENTS.

Tatham Offshore, Inc. (the "Company") announced on July 21, 1997 that the Company expects to reserve the costs associated with its oil and gas developments in Ship Shoal Block 331 and Ewing Banks Block 914. The Company estimates that its fourth quarter results will be reduced by approximately $42 million to reflect this write-down.

Production related problems resulting from the completions of the three wellbores at Ship Shoal Block 331 have resulted in only a minimal amount of production from the property and the Company has decided not to pursue further recompletion operations at this time. The Ewing Bank Block 914 #2 well has been shut-in since May 1997 as a result of a downhole mechanical problem. The Company is still evaluating potential workover or recompletion possibilities for the well but has decided to reserve the remaining costs associated with the Ewing Bank 914 #2 well given its current non-productive status.

"Although we believe that there are further hydrocarbon development possibilities with both the Ship Shoal Block 331 and Ewing Bank Block 914 #2 properties, we have chosen to focus our current activities and resources on the Sunday Silence project, offshore Louisiana, and the North Atlantic pipeline project located primarily offshore Nova Scotia and Newfoundland," stated Thomas
P. Tatham, Chairman and Chief Executive Officer of Tatham Offshore. In June 1997, the Company's application for deepwater royalty relief for the Sunday Silence field was approved by the Minerals Management Service. The royalty relief provides for the abatement of the federal royalty on the first 52.5 million equivalent barrels of oil produced from the field.

As a result of the expected asset write-downs, the Company anticipates that its common stock may no longer meet the listing requirements for the Nasdaq National Market. In order to continue to meet the Nasdaq listing requirements, the Company may (i) seek to convert all or a portion of its current debt to common stock, (ii) exchange a portion of its assets for all or a portion of its debt or (iii) take other actions to increase its equity. If the Company's actions do not increase its equity, the Company expects that its common stock will trade on the Nasdaq Small Cap market.

Tatham Offshore Canada, Ltd., a wholly-owned subsidiary of the Company, is the Canadian representative of North Atlantic Pipeline Partners, L.P. North Atlantic is the sponsor of a proposal to build an offshore pipeline from the Grand Banks area of Newfoundland to New England.



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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TATHAM OFFSHORE, INC.



Date: July 22, 1997                    By: /S/ Dennis A. Kunetka
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                                           Dennis A. Kunetka
                                           Senior Vice President